UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 9.01.	Financial Statements and Exhibits.

Exhibits are filed herewith in connection with the issuance of $250 million aggregate principal amount of senior unsecured floating rate notes due 2020, $50 million aggregate principal amount of senior unsecured 3.90% notes due 2027, and $700 million aggregate principal amount of senior unsecured 4.50% notes due 2047 by Vulcan Materials Company (the “Company”) on June 15, 2017, pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-202769) (the “Registration Statement”).

(d) Exhibits

The following exhibits are incorporated by reference into the Registration Statement as exhibits thereto and are filed as part of this Current Report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 12, 2017, between Vulcan Materials Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and SunTrust Robinson Humphrey, Inc. as representatives of the several Underwriters.

4.1	Seventh Supplemental Indenture, dated as of June 15, 2017, between Vulcan Materials Company and Regions Bank, as Trustee.

5.1	Opinion of Lowenstein Sandler LLP.

5.2	Opinion of Womble Carlyle Sandridge & Rice, LLP.

23.1	Consent of Lowenstein Sandler LLP (included as part of Exhibit 5.1).

23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: June 15, 2017	By:	/s/ Jerry F. Perkins Jr.
		Name:	Jerry F. Perkins Jr.
		Title:	General Counsel and Secretary